EXHIBIT 23.1

Rosenberg Rich Baker Berman & Company
265 Davidson Avenue Suite 210
Somerset, N.J. 08873-4120

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of BioSig Technologies, Inc. of our report dated May 7, 2013 relating to the financial statements of BioSig Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman & Company
Somerset, NJ
May 22, 2014